JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G, filed February 14, 2022, with respect to the Class A Common Stock, par value $0.0001 per share, of Greenidge Generation Holdings Inc. is, and any amendments thereof executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 14th day of February 2022.

ATLAS CAPITAL RESOURCES (A9) LP

By: Atlas Capital Resource GP LP, its general partner

By: Atlas Capital Resources GP LLC, its general partner

By: /s/ Timothy J. Fazio

Name: Timothy J. Fazio

Title: Managing Partner

ATLAS CAPITAL RESOURCES (A9-PARALLEL) LP

By: Atlas Capital Resource GP LP, its general partner

By: Atlas Capital Resources GP LLC, its general partner

By: /s/ Timothy J. Fazio

Name: Timothy J. Fazio

Title: Managing Partner

ATLAS CAPITAL RESOURCES (P) LP

By: Atlas Capital Resource GP LP, its general partner

By: Atlas Capital Resources GP LLC, its general partner

By: /s/ Timothy J. Fazio

Name: Timothy J. Fazio

Title: Managing Partner

[Signature page to Joint Filing Agreement]

ATLAS CAPITAL RESOURCES GP LP

By: Atlas Capital Resources GP LLC, its general partner

By: /s/ Timothy J. Fazio

Name: Timothy J. Fazio

Title: Managing Partner

ATLAS CAPITAL RESOURCES GP LLC

By: /s/ Timothy J. Fazio

Name: Timothy J. Fazio

Title: Managing Partner

/s/ Andrew M. Bursky

Andrew M. Bursky

/s/ Timothy J. Fazio

Timothy J. Fazio

[Signature page to Joint Filing Agreement]